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                                                                    EXHIBIT 99.2

                       FIRST UNION REAL ESTATE INVESTMENTS
                   PROFORMA COMBINED STATEMENTS OF OPERATIONS
                  For the Twelve months Ended December 31, 1998
                                 (in thousands)

                                                                                                1998
REVENUES                                                      1998          Adjustments       Proforma
                                                            ---------       -----------       --------
  Rents                                                     $ 320,592         $ 48,972 (a)    $ 271,620
  Interest - Mortgage loans                                     1,211               --            1,211
               - Short-term investments                         1,337               --            1,337
               - Investments                                      302               --              302
  Joint venture income and fees                                   501               --              501
  Other                                                           583               --              583
                                                            ---------         --------        ---------
                                                              324,526           48,972          275,554
                                                            ---------         --------        ---------
EXPENSES
  Property operating                                          223,667           17,133 (a)      206,534
  Real estate taxes                                            12,453            4,888 (a)        7,565
  Depreciation and amortization                                33,389           10,025 (a)       23,364
  Interest-mortgages                                           29,032            4,037 (b)       24,995
                   Senior notes                                 5,856            3,256 (b)        2,600
                   Bank loans                                  12,214            7,753 (b)        4,461
                   Notes payable                                3,757            2,511 (b)        1,246
  General and administrative                                   37,577              150 (c)       37,427
  Litigation and Proxy expenses                                 4,848               --            4,848
  Foreign currency loss                                         2,198               --            2,198
Unrealized loss on carrying value of assets identified                                               --
   for disposition and impaired assets                         51,000               --           51,000
                                                            ---------         --------        ---------
                                                              415,991           49,753          366,238
                                                            ---------         --------        ---------

NET LOSS BEFORE EXTRAORDINARY LOSS AND  CAPITAL GAINS       $ (91,465)        $    781        $ (90,684)
                                                            ---------         --------        ---------
Preferred Dividend                                             (2,999)                           (2,999)
                                                            ---------                         ---------
Net loss before extraordinary loss and capital gains        $ (94,464)                        $ (93,683)
                                                            =========                         =========

Per share data

NET LOSS BEFORE EXTRAORDINARY LOSS AND CAPITAL GAINS,
  BASIC AND DILUTED                                         $   (3.07)                        $   (3.04)
                                                            =========                         =========




Adjusted shares of beneficial interest, basic                  30,772                            30,772
Adjusted shares of beneficial interest, diluted                31,015                            31,015

(a) To reflect the registrant's sales of 2 office buildings and a shopping mall and contracts to sell one additional office building, nine shopping malls, and eight apartment complexes.

(b) To reflect the use of proceeds from the sale of the properties, net of mortgage debt on the properties. For purposes of the proforma combined statements of operations, $60.3 million of Senior Notes are assumed to be repaid as the Notes payable were used to repay $88.5 million of Senior Notes in August 1988.

(c) To reflect the reduction of general and administrative expenses resulting from the sale of the registrant's apartment division.